                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) March 31, 2003
                                                          --------------


                               PICO HOLDINGS, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)


          California                    0-18786               94-2723335
          ----------                    -------               ----------
 (State or other jurisdiction         (Commission           (IRS Employer
      of incorporation)               File Number)          Identification No.)



         875 Prospect Street, Suite 301, La Jolla, California     92037
         --------------------------------------------------------------
         (Address of principal executive offices)             (Zip Code)


        Registrant's telephone number, including area code (858) 456-6022
                                                          ----------------


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         PICO Holdings, Inc. sold all the issued and outstanding shares of its indirect wholly-owned subsidiary, Sequoia Insurance Company, to an unaffiliated third party, Strongwood Insurance Holdings Corporation. The sale was closed on March 31, 2003.

         The gross sale proceeds were approximately $42.5 million. The purchase price was arrived at through arms-length bargaining.

ITEM 7.  FINANCIAL  STATEMENTS AND EXHIBITS

         A copy of the Stock Purchase Agreement By And Between Strongwood Insurance Holdings Corporation, Physicians Insurance Company of Ohio, and PICO Holdings, Inc., Regarding Sequoia Insurance Company, dated October 21, 2002 is attached hereto as Exhibit 10.59.

         A copy of the press release relating to the sale of Sequoia Insurance Company is attached hereto as Exhibit 99.

         The financial statements required by Item 7(b) of this Form 8-K will be filed within the time prescribed in Item 7(b)(2) of Form 8-K.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PICO Holdings, Inc.
                                    ------------------------------------------
                                             (Registrant)


Date: April 10, 2003                By:  /s/ Maxim C. W. Webb
                                         -------------------------------------
                                         Maxim C. W. Webb

                                         Chief Financial Officer and Treasurer

                                 EXHIBITS INDEX

        Exhibit Number                     Description

        --------------                     ------------

                10.59 Stock Purchase Agreement By And Between Strongwood Insurance Holdings Corporation, Physicians Insurance Company of Ohio, and PICO Holdings, Inc., Regarding Sequoia Insurance Company, dated October 21, 2002.

                99.        March 31, 2003 Press Release by PICO Holdings, Inc.